UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 21, 2009
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NEFFS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-32605	23-2400383
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5629 Route 873 P.O. Box 10 Neffs, Pennsylvania	18065-0010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (610) 767-3875

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b).  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, John J. Remaley, formerly President of the Registrant’s wholly-owned subsidiary, The Neffs National Bank (“the Bank”), was appointed Chairman of the Bank’s Board of Directors. Mr. Remaley retains his position as President and Director of the Registrant.

On July 21, 2009, Kevin A. Schmidt, formerly Executive Vice President of the Bank, was appointed President of the Bank. Mr. Schmidt retains his position as Chief Executive Officer of the Bank and as Treasurer and Director of the Registrant.

On July 21, 2009, Michael J. Bailey was appointed Executive Vice President of the Bank. Mr. Bailey retains his position as Cashier and Chief Operating Officer of the Bank and as Assistant Secretary of the Registrant. There are no material amendments to any plan, contract or arrangement to which the above officers are a party.

There are no material amendments to any plan, contract or arrangement to which the above officers are a party.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFFS BANCORP, INC.
(Registrant)

Dated: July 23, 2009	By:	/s/ John J. Remaley
John J. Remaley
President